EXHIBIT 99.2
Doral Financial Corporation Q2 Investor Presentation August 2011

Disclaimer 2 This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). These include comments with respect to our objectives and strategies, and the results of our operations and our business. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." We intend these forward-looking statements to be covered by the safe harbor provisions of the PSLRA. Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are, by their nature, subject to risks and uncertainties. They are not guarantees of future performance, and actual results may differ materially. By their nature, these forward-looking statements involve numerous assumptions and uncertainties, both general and specific, including those discussed in Doral Financial Corporation's 2010 Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. Risk factors and uncertainties that could cause the Company's actual results to differ materially from those described in forward-looking statements can be found in the Company's 2010 Annual Report on Form 10-K, which is available in the Company's website at www.doralfinancial.com, as they may be updated from time to time in the Company's periodic and other reports filed with the Securities and Exchange Commission. The statements in this presentation speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Q2 2011 Highlights 3 Doral generated a second consecutive quarter of Net Income Sustained earnings improvements driven by a stronger balance sheet Grew NIM to 2.36% through 0.13% reduction in funding expenses Sold $679.2 mm of low-margin securities (~10 bps) for a net gain of $11.7 Replaced securities with $262.0 mm of higher margin US loans Decline in NPAs of $33.4 mm Improved Tier-1 Leverage Ratio to 9.1% Net Income $4.5 mm Net Interest Income $45.5 mm Non-Interest Income $38.8 mm Non-Interest Expenses $63.6 mm Pre-Tax, Pre-Provision Income $20.6 mm Provisions $13.3 mm Net Income to Common Shareholders $2.1 mm Earnings per Share $0.02

Puerto Rico Economy Stabilizing 4 Overview S&P increased Puerto Rico's debt rating from BBB- to BBB in March 2011 Stabilizing employment trends, with unemployment dropping from 16.9% to 15.2% during Q2. Government initiatives Government housing incentive has boosted lower-cost housing sales Fiscal deficit estimated at $1.0B (12% of revenues) in 2011, down from $3.3B (46% of revenues) in 2009 GNP Evolution Budget Deficit S&P Credit Rating 2.7% 1.9% 0.5% (1.2)% (2.9)% (4.0)% (3.8)% (1.0)% 2004 2005 2006 2007 2008 2009 2010 2011E Source: Puerto Rico Government Development Bank, Puerto Rico Planning Board 4

doral

Overview of Doral Financial Corporation

Franchise Overview

- **Doral is Puerto Rico's leading community bank**
  - *$4.8 bn in loans*
  - *~135,000 mortgage customers and ~300,000 banking customers with over $2 bn in non-brokered deposits*
- **Doral has maintained its leadership role in affordable, fixed rate mortgages**
  - *Residential mortgages account for 79% of Puerto Rico loans*
  - *Doral's mortgage portfolio is mature and in affordable price segments*
- **Doral has exited and reduced its exposure to Construction and Development loans in Puerto Rico**
  - *Puerto Rico Construction and Development loans are now only 5% of total loans.*
- **Doral has diversified its geographic exposure**
  - *US loans have grown to $1.2bn, account for 19% of total loans and 72% of Q2 production*
  - *5 retail bank branches in the US with $173MM of deposits*
- **Book Value per share is $4.02**
  - *Doral currently has a valuation allowance against its deferred tax asset equal to an additional $2.65 per share.*

Loan Portfolio Composition


Const & Dev 6.5%
C&I 15.2%
Consumer 0.8%
CRE 11.6%
Residential 65.9 %
$5,991 mm

$ mm

Loan Category	PR	USA	Total
Residential	$3,815.0	$131.3	$3,946.3
CRE	624.1	68.7	692.8
C&I	38.4	874.0	912.4
C&D	309.6	80.3	389.9
Consumer / Other	49.1	-	49.1
Total	**4,836.2**	**1,154.3**	**5,990.5**

5

6 Net Interest Margin Highlights Net Interest Margin improvement from restructuring and re-pricing various liabilities which lowered interest expense and extended duration Non-interest income excluding securities gains and cost of early retirement of borrowing was $27.1mm, marking the fourth consecutive quarter that NII exceeded $25mm Operating expenses included the impacted of $2.2mm in severance expense -- $1.4mm quarterly benefit expected Non-Interest Income Ratio1 Pre-Tax, Pre-Provision Income Core Profitability Improving 1 Excludes gain / loss on sale of securities and charges related to early extinguishment of liabilities 6

Improvements in Liabilities Driving NIM Gains 7 Recent Actions Significant steps taken to restructure expensive liabilities and reduce overall funding cost by 38 bps since the beginning of 2011 Doral sold $679 million in non-strategic, long-duration mortgage backed securities during the quarter using proceeds to retire repurchase agreements and fund loan growth Non-Deposit funding $555mm in FHLB borrowings exchanged for new borrowings at 2.87% rate, a 125 bps reduction (January 2011) $515 mm in FHLB repurchase agreement restructured into $515 mm in FHLB advances, extending term and reducing the effective rate by 14 bps Deposit Funding Exercised call on $155mm in callable CDs with rates in excess of 6% during Q1 & Q2 Lowered rates on non-brokered deposits 22 bps in the quarter and developed deposit channels. Reduced expensive state and municipal deposits that require collateral ($31MM in Q2) Cost of Funding1 Liability Structure $8,162 $7,784 $7,603 $7,149 3.4% 3.5% 3.5% 3.6% 10.1% 10.5% 10.7% 11.3% 16.3% 15.1% 15.5% 6.2% 11.9% 11.6% 11.4% 18.8% 27.0% 29.0% 29.6% 31.7% 31.4% 30.3% 29.4% 28.4% 1Excludes expenses related to early termination of callable CDs (Q1 '11 & Q2 '11) 7 Cost of Funds Cost of Deposits

Actively Managing Credit Portfolio 8 Doral has taken decisive action to reduce NPAs by $305.6 mm since Q2 2010 Added over 100 collectors to improve front-end collection effectiveness Sold $62 mm of previously Non-Performing FHA & VA loans to Ginnie Mae since the beginning of 2011. Focused originations on residential mortgage under tightened underwriting criteria -- 94% of Puerto Rico loan originations were residential mortgages. Exited construction and development lending in 2007, reducing exposure by $560 mm and sold $138mm of construction loans and other assets in 2010

Modified Coverage Ratio9 Loan Receivable Balance NPLs Reserves Reserves / Loans Reserves / NPLs Partial Charge-Offs Reserves + Partial Charge-offs / Loans1 Reserves + Partial Charge-offs / NPLs2 Residential (Non-FHA / VA) $3,537.9 $278.3 $55.2 1.6% 19.8% $31.5 2.4% 28.0 % Residential (FHA / VA) 132.7 79.2 Consumer 49.1 0.7 5.5 11.2% 785.7% 0.1 11.4% 700.0% CRE 666.6 167.1 15.6 2.3% 9.3% 25.3 5.9% 21.3% C&I 912.4 2.7 6.0 0.7% 222.2% 0.3 0.70% 210.0% C&D 389.9 109.1 11.2 2.9% 10.3% 59.2 15.7% 41.8% Total $5,688.6 $637.1 $93.5 1.6% 14.7% $116.4 3.6% 27.9% Total (ex-FHA / VA) $5,555.9 $557.9 $93.5 1.7% 16.8% $116.4 3.7% 31.1% In addition to $94mm in reserves, Doral has taken and additional $116mm of charges against the NPL portfolio. 1 (Reserves + Partial Charge-offs) / (Loan Receivable Balance + Partial Charge-offs) 2 (Reserves + Partial Charge-offs) / (NPLs + Partial Charge-offs)

Strong Capital Position 10 Tier-1 Leverage Ratio Total Risk Based Capital Ratio Highlights Doral continues to maintain capital in excess of well-capitalized standards $261mm above well capitalized standards Improved ability to create capital capacity Continued sale of non-strategic assets -- $679mm of low-margin securities sold in Q2 $31.7mm of Pre-Tax, Pre-Provision Income year to date. Tier-1 Common Equity Ratio 10

Doral's Improvements are Sustainable 11 Maintaining improvements in asset quality Selling low-margin securities and originating higher-yield US loans. Restructuring liabilities, reducing pricing and extending duration. Building a leading community bank with strong fee income Continuing to build capital

Investor Relations Contact and Conference Replay Details 12 Investor Relations: Christopher Poulton 212 / 329 3794 christopher.poulton@doralfinancial.com Conference Call: August 1, 2011 10.00 am (Eastern) Tel. 800 / 230 1096 -or- 612 / 288 0340 Conference Call Replay: August 1, 2011 - September 1, 2011 Tel. 800 / 475 6701 or 320 / 365-3844 Access Code: 211811

Exhibit A Summary Financials

Summary Financials 14 ($ mm) 30-Jun-11 31-Mar-11 31-Dec-10 30-Sep-10 30-June-10 Income Statement Net Interest Income $45.5 $43.2 $37.6 $39.2 $40.1 Provision for Credit Losses 13.3 2.6 21.1 19.3 44.6 NII After Provisions 32.2 40.6 16.5 19.8 (4.6) Non-Interest Income 38.8 28.6 27.8 41.7 (120.2) Non-Interest Expense 63.6 60.8 76.4 76.7 104.1 Pre-Tax Income 7.3 8.4 (32.1) (15.1) (228.8) Taxes 2.9 5.1 4.0 3.9 4.5 Net Income 4.5 3.3 (36.1) (19.0) (233.3) Pre-Tax Pre-Provision Income 20.6 11.0 (11.0) 4.2 (184.2) Balance Sheet Total Gross Loans (incl. HFS) $5,991 $5,844 $5,908 $5,960 $5,904 Loan Loss Reserves 93 120 124 119 135 Total Deposits 4,303 4,486 4,618 4,761 4,941 Total Assets 8,019 8,464 8,646 9,076 9,397 Profitability Metrics Net Interest Margin 2.36% 2.23% 1.85% 1.77% 1.84% Non-Interest Income Ratio1 37.4% 37.4% 44.9% 41.1% 32.8% Efficiency Ratio 75.4% 91.2% 111.3% 113.9% 165.5% Capital & Credit Ratios NPL / Loans2 10.1% 10.7% 11.6% 13.7% 15.3% Leverage Ratio 9.07% 8.87% 8.56% 8.31% 8.52% 1 Excludes gain / loss on sale of securities and charges related to early extinguishment of liabilities 2 Excludes Residential loans guaranteed by FHA / VA